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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): June 16, 1997



                             McFARLAND ENERGY, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-8232                 95-2756635
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)



              10425 South Painter Avenue
             Santa Fe Springs, California                           90670
       (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (562) 944-0181





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Item 5.           Other Events

                  On June 16, 1997, McFarland Energy, Inc. ("McFarland"), entered into a definitive merger agreement with Monterey Resources, Inc. ("Monterey"), providing for McFarland to be acquired by Monterey.

                  Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of Monterey and McFarland at meetings held on June 16, 1997, Monterey, through a subsidiary, will promptly commence a tender offer to purchase all outstanding shares of McFarland common stock at a cash price of $18.55 per share. The tender offer will be conditioned upon, among other things, the tender of McFarland shares representing at least a majority of the outstanding shares on a fully-diluted basis. In the merger to occur following consummation of the tender offer, each share of McFarland common stock which is outstanding and not purchased pursuant to the tender offer will be converted into the right to receive $18.55 in cash.

                  McFarland expects that the necessary filings with the Securities and Exchange Commission in connection with the tender offer will be made early next week, and that the tender offer documents will be mailed to McFarland's stockholders promptly thereafter.

                  The descriptions of certain provisions of the Merger Agreement set forth herein do not purport to be complete and are subject to the complete provisions of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.


Item 7.           Financial Statements and Exhibits

                  The following exhibit is filed herewith:

         2.1      --   Agreement and Plan of Merger among Monterey Resources,
                       Inc., Monterey Acquisition Corporation and McFarland
                       Energy, Inc., dated as of June 16, 1997.







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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                           McFARLAND ENERGY, INC.



                                          By:  /s/ RONALD T. YOSHIHARA
                                             ---------------------------------
                                              Ronald T. Yoshihara
                                              Vice President and Treasurer






Date: June 18, 1997


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                                  Exhibit Index


Exhibit
Number                             Description
------                             -----------

  2.1      --   Agreement and Plan of Merger among Monterey Resources,
                Inc., Monterey Acquisition Corporation and McFarland
                Energy, Inc., dated as of June 16, 1997.